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                                                                     EXHIBIT 4.4


                          DIGITAL EQUIPMENT CORPORATION

                                       and

                              IMMERSION CORPORATION

                             COMMON STOCK AGREEMENT

        This Common Stock Agreement, dated June __, 1998, (the "Effective Date") is entered into by and between Digital Equipment Corporation, a Massachusetts corporation with principal offices at 111 Powdermill Road, Maynard, Massachusetts 01754. ("DIGITAL") and Immersion Corporation, a California corporation with principal offices at 2158 Paragon Drive, San Jose, California 95131, ("IMMERSION"), and is hereinafter referred to as "this Agreement".

        WHEREAS, DIGITAL has agreed to assign all rights, title and interest to the U.S. Patent No. 5,185,561, issued on February 9, 1993, (the "Patent") to IMMERSION under a separate Assignment of Patent Agreement to be executed by DIGITAL contemporaneously with this Agreement; and

        WHEREAS, IMMERSION has agreed to issue Common Stock to DIGITAL as specified herein as compensation for such assignment of the Patent;

        NOW THEREFORE, in consideration of the mutual provisions and covenants contained herein, DIGITAL and IMMERSION agree as follows:

                            ARTICLE 1 - COMMON SHARES

        In consideration for the assignment of Patent No. 5,185,561 pursuant to the Assignment of Patent Agreement dated June ___, 1998 and for the provision of consulting services by DIGITAL pursuant to Article 7 of this Agreement, IMMERSION agrees to issue to DIGITAL 100,000 shares of IMMERSION's Common Stock (the "Shares") with a fair market value of $2.95 per share on the Effective Date of this Agreement. IMMERSION represents that such Shares will be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof. In addition, IMMERSION agrees to pay DIGITAL an up-front fee of ten thousand U.S. dollars (US $ 10,000.00) on the Effective Date of this Agreement.

                   ARTICLE 2 - REPRESENTATIONS AND WARRANTIES

        2.1 This Agreement is made with DIGITAL in reliance upon DIGITAL's representation to IMMERSION, evidenced by DIGITAL's execution of this Agreement, that DIGITAL is acquiring the Shares for investment for its own account, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and the California Corporations Code. DIGITAL has not been organized for the sole purpose of acquiring the Shares. DIGITAL has the full right, power and authority to enter into and perform this Agreement.

        2.2 DIGITAL understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act or qualified under the California Corporations Code on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act and exempt from qualification pursuant to
Section 25102(f) of the California Corporations Code, and that IMMERSION's reliance upon such exemptions is predicated upon DIGITAL's representations set forth in this Agreement. DIGITAL acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act and qualified under the California Corporations Code or an exemption from such registration and such qualification is available.



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        2.3 DIGITAL covenants that in no event will DIGITAL dispose of any of the Shares (other than in conjunction with an effective registration statement for the Shares under the Securities Act or in compliance with Rule 144 promulgated under the Securities Act) unless and until (i) DIGITAL has notified IMMERSION of the proposed disposition and shall have furnished IMMERSION with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by IMMERSION, DIGITAL shall have furnished IMMERSION with an opinion of counsel reasonably satisfactory in form and substance to IMMERSION to the effect that (a) such disposition will not require registration under the Securities Act and (b) appropriate action necessary for compliance with the Securities Act, the California Corporations Code and any other applicable state, local or foreign law has been taken. It is agreed that IMMERSION will not require a notice setting forth the circumstances surrounding a proposed disposition or opinions of counsel for transactions made pursuant to Rule 144.

        2.4 Notwithstanding the provisions of Section 2.3 above, but subject to compliance with the Securities Act, the California Corporations Code and any other applicable state, local or foreign law, no registration statement or opinion of counsel shall be necessary for a transfer by DIGITAL if the transfer is to any person or entity controlling, controlled by or under common control with DIGITAL, and if the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as if he were an original DIGITAL hereunder.

        2.5 DIGITAL (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such DIGITAL's prospective investment in the Shares; (ii) has the ability to bear the economic risks of its prospective investment; (iii) has been furnished with and has had access to such information as DIGITAL has considered necessary to make a determination as to the purchase of the Shares together with such additional information as is necessary to verify the accuracy of the information supplied;
(iv) has had all questions which have been asked by DIGITAL satisfactorily answered by IMMERSION; and (v) has not been offered the Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

                               ARTICLE 3 - LEGENDS

        3.1 All certificates representing the Shares purchased under this Agreement shall, where applicable, have endorsed thereon the following legend:

        THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY'S STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

        Any legend required to be placed thereon by the California Commissioner of Corporations or any other state securities agency.

        IMMERSION need not register a transfer of any such Shares and may also instruct its transfer agent not to register the transfer of any such Shares, unless the conditions specified in the foregoing legends are satisfied.

        3.2 In the event that IMMERSION offers its securities in an initial public offering, DIGITAL hereby agrees that, upon the request of IMMERSION or the underwriters managing any underwritten offering of IMMERSION's securities, not to sell, make any short sale, grant any option for the purchase of, or otherwise dispose of any securities of IMMERSION held by it at any time (other than those included in the registration) without the prior written consent of IMMERSION or such underwriters, as the case may be, for such period of time (not to exceed one hundred eight (180) days) from the effective date of such registration as may be requested by the underwriters; provided, that the officers and directors of IMMERSION and all other holders of more than 5% of IMMERSION's outstanding voting securities also agree to such restrictions.

        3.3 If, during any period that DIGITAL is not eligible to sell Shares in reliance upon Rule 144, IMMERSION (other than in consequence of or related to the exercise of demand registration rights by holders of IMMERSION's securities having demand registration rights) shall determine to register any of its securities under the Securities Act for its own account (other than a registration relating to employee stock option or purchase plans, or a registration on Securities and Exchange Commission ("SEC") Form S-4 relating to an SEC Rule 145 transaction, or a registration on any form other than SEC Forms S-1, S-2 or S-3, or their successor forms or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration covering the sale of the Shares) IMMERSION will promptly give to DIGITAL written notice thereof; and include in such registration statement, and in any underwriting involved therein, all the Shares specified in a written request, made within thirty (30) days after receipt of such written notice from IMMERSION, by DIGITAL, except as set forth in this Section 3.3. If the registration of which IMMERSION gives notice is for a registered public offering involving an underwriting, IMMERSION shall so advise DIGITAL as a part of the written notice given pursuant to this Section
3.3. In such event the right of DIGITAL to registration pursuant to this
Section 3.3 shall be conditioned upon DIGITAL's participation in such underwriting and the inclusion of DIGITAL's Shares in the underwriting to the extent provided herein. Digital shall (together with IMMERSION and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by IMMERSION. Notwithstanding any other provision of this Section 3.3, the underwriter may limit the number of Shares and other securities of IMMERSION held by shareholders (other than DIGITAL) having contractual rights to registration to be included in the registration and underwriting, or may exclude Shares and the shares of officers, directors and advisors ("Additional Shares") entirely from such registration and underwriting. IMMERSION shall so advise all holders of Shares and Additional Shares which would otherwise be registered and underwritten pursuant hereto, and the number of Shares and Additional Shares of such holders that may be included in the registration and underwriting shall be allocated among holders requesting registration in proportion, as nearly as practicable, to the respective amounts of shares held by each of such holders as of the date of the notice pursuant to this Section 3.3, subject to the provisions of this Section
3.3. If DIGITAL disapproves of the terms of any such underwriting, DIGITAL may elect to withdraw therefrom by written notice to IMMERSION and the underwriter. Any Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

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                         ARTICLE 4 - DILUTION PROTECTION

        The number of Shares issued to DIGITAL herein shall be appropriately adjusted by IMMERSION for any change in the number of shares of IMMERSION Common Stock by reason of stock dividends, stock splits, stock combinations, reclassifications, recapitalizations, or similar events prior to the issuance of the Shares (each a "Recapitalization Event").

                       ARTICLE 5 - INITIAL PUBLIC OFFERING

        If within three (3) years of the Effective Date of this Agreement IMMERSION has not (i) closed a sale of stock pursuant to a registration statement under the Securities Act of 1933, as amended, for an underwritten initial public offering covering IMMERSION's Common Stock (an "IPO"), (ii) been acquired by a company that is traded on a national stock market exchange other an acquisition to effect a reincorporation of IMMERSION, or (iii) been acquired for cash by a company that is not traded on a national stock market exchange (each a "Liquidity Event"), IMMERSION or its successor or acquiror will pay DIGITAL Two Hundred Thousand U.S. dollars (US$200,00.00) on May __, 2001, and DIGITAL shall retain its Shares of IMMERSION or the shares or securities acquired by DIGITAL in the acquisition of IMMERSION.

                            ARTICLE 6 - PATENT RESALE

        Should IMMERSION assign all right, title and interest in the Patent to a third party (not pursuant to a Liquidity Event) within twelve (12) months of the Effective Date of this Agreement, IMMERSION shall pay DIGITAL fifty percent (50%) of the transfer price (or a dollar amount equal to fifty percent (50%) of the value received by IMMERSION) but not less than two hundred and fifty thousand US dollars (US$250,000.00), and DIGITAL shall retain its Shares of IMMERSION. Should IMMERSION sell the patent to a third party (not pursuant to a Liquidity Event) after twelve (12) months and within four (4) years of the Effective Date of this Agreement, it shall pay DIGITAL twenty percent (20%) of the transfer price (or a dollar amount equal to twenty percent (20%) of the value received by IMMERSION), but not less than one hundred thousand US dollars (US$100,000.00), and DIGITAL shall retain its Shares of IMMERSION or the shares or securities acquired by DIGITAL in the acquisition of IMMERSION.

        .


                         ARTICLE 7 - CONSULTING SERVICES

        DIGITAL will provide consulting services related to the maintenance, prosecution, and enforcement of the Patent. Such consulting services shall last for a period of three (3) years, and shall not exceed twenty (20) hours of consulting services in the first year, ten (10) hours in the second year, and five (5) hours in the third year. In addition, DIGITAL shall provide, upon request, copies of relevant documentation, for example, any existing design notebooks, indicating the date of invention of the Patent.

                             ARTICLE 8 - ASSIGNMENT

        Subject to compliance with the Securities Act, the California Corporations Code and any other applicable state, local or foreign law, this Agreement is assignable by DIGITAL to any person or entity controlling, controlled by or under common control with DIGITAL.

                               ARTICLE 9 - REPORTS


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        IMMERSION shall provide DIGITAL with the same general reports that are provided to all holders of Preferred Stock of IMMERSION.


                          ARTICLE 10 - TRANSFER TAXES

       IMMERSION shall pay the fees required by the United States Patent and Trademark Office in connection with the assignment of the Patent by DIGITAL to IMMERSION. DIGITAL shall pay all transfer, documentary, sales, use, registration and other such taxes and fees incurred in connection with the transactions described in this Agreement, including but not limited to any sales tax that may result from the assignment of the Patent by DIGITAL to IMMERSION in exchange for the consideration described herein. Any other transfer, documentary, sales, use, registration and other such taxes and fees incurred in connection with the assignment of the Patent shall be shared equally by the parties.


                              ARTICLE 11 - GENERAL

        11.1 Nothing in this Agreement shall be construed as making either party the agent of the other.

        11.2 The failure of either party to give notice to the other party of the breach or non-fulfillment of any term, clause, provision or condition of this Agreement shall not constitute a waiver thereof, nor shall the waiver of any breach or non-fulfillment of any term, clause, provision or condition of this Agreement constitute a waiver of any other breach or non-fulfillment of that or any other term, clause, provision or condition of this Agreement.

        11.3 Any notice under this Agreement shall be in writing and deemed to have been sufficiently given when, if given to DIGITAL, is addressed to:

        Director
        Corporate Licensing Office
        Digital Equipment Corporation
        111 Powdermill Road, MSO2-3/C11
        Maynard, MA  01754 USA

        And when, if given to IMMERSION, it is addressed to:

        President
        Immersion Corporation
        2158 Paragon Drive
        San Jose, CA  95131

        and sent by registered or certified mail, return receipt requested, postage prepaid. The date of execution of the return receipt or five (5) days after the date of mailing, whichever comes first, shall be deemed to be the date on which such notice has been given. Each party shall give prompt written notice to the other party of any change in its address or corporate name, and after notice of such change has been given, any notice by the other party to it shall be addressed in accordance with that change.

        11.4 If any provision of this Agreement is held invalid by any law, rule, order, or by the final determination of any State or Federal court, it shall not affect any other provisions of this Agreement which can be given effect without such invalid provision, and to this extent the parties agree that the provisions of the Agreement are and shall be severable.

        11.5 This Agreement is governed by the laws of California.

        11.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes.

        11.7 This Agreement and the Assignment of Patent Agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions and agreements between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein. This Agreement may not be modified, amended, or supplemented except by a document executed by a proper and duly authorized officer or representative of the party to be bound thereby.


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     IN WITNESS WHEREOF, the parties hereto have as of the Effective Date first written above caused this Common Stock Agreement, to be signed in duplicate by their duly authorized representatives.


DIGITAL EQUIPMENT CORPORATION               IMMERSION CORPORATION

Date                                        Date

/s/ William B. Strecker                     /s/ Louis B. Rosenberg
--------------------------------            --------------------------------

Signed                                      Signed

William B. Strecker                         Louis B. Rosenberg
--------------------------------            --------------------------------

Printed                                     Printed

VP Corp. Strategy and Technology            President
--------------------------------            --------------------------------

Title                                       Title

6-10-98                                     6-12-98
--------------------------------            --------------------------------

Date                                        Date


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